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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

              ESMOR MANAGEMENT, INC.

              ESMOR (BROOKLYN), INC.

              ESMOR MANHATTAN, INC.

              ESMOR (SEATTLE), INC.

              ESMOR NEW JERSEY, INC.

              ESMOR MANSFIELD, INC.

              ESMOR HOUSTON, INC.

              ESMOR, INC.

              ESMOR CANADIAN, INC.

              ESMOR TRAVIS, INC.

              ESMOR FORT WORTH, INC.